                                                                   EXHIBIT 10.6b



September 23, 1997



Home, Inc.
6836 Austin Center Blvd.
Austin, TX   78731
Attention: Mr. John Ballard


Subject:  Master Agreement Number:  MD01694
               Amendment:  SECOND
               Lender Number:  23772-000-8

Dear Mr. Ballard:

By execution of this Letter Agreement, the Federal National Mortgage Association ("Fannie Mae") and Home, Inc. (the "Lender") agree to amend the above-referenced Master Agreement and Contract (if applicable). The amended terms and conditions are set forth in the amended pages to the Master Agreement and (if applicable) the Contract attached to this Letter Agreement. The attachments should be inserted into the Lender's Master Agreement binder as described below. Capitalized terms used but not defined in this Letter Agreement, shall have the meanings set forth in the Master Agreement.

The amended terms and conditions are set forth below. If applicable, the Lender and Fannie Mae shall rely also on any attached pages for a complete description of the amended terms and conditions.

The amended terms and conditions:

1. AMENDED TERM: amend certain provisions of Attachment "A" FHA Title 1 Home Improvement Loan program in the "Housing Impact" section of your Master Agreement binder.

     INSTRUCTIONS:  (1) Replace ATTACHMENT "A" in the "Housing Impact" section of your Master Agreement binder with the enclosed ATTACHMENT "A."
                    (2) All replaced pages, along with this letter, should be inserted under the "Amendment History" tab.
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By execution of this Letter Agreement, Fannie Mae and the Lender agree to and accept the amended terms and conditions as set forth in the attachments to this Letter Agreement. The effective date of the amendments is the date of execution of this Letter Agreement by the Lender. The Lender shall return a duly-executed duplicate original of this Letter Agreement to Fannie Mae within ten business days of the date this Letter Agreement is executed by Fannie Mae. If Fannie Mae does not receive an executed duplicate original of this Letter Agreement from the Lender within ten business days, Fannie Mae may, at its option, declare this Letter Agreement null and void.

Sincerely,

FANNIE MAE


By:    /s/ Jerome Brister
       --------------------------------------------------
                   (Authorized Signature)

Name:  Jerome Brister, Regional Vice President
       --------------------------------------------------
                   (Name and Title)


Agreed, acknowledged and accepted this 23rd day of September, 1997.

HOME, INC.


By:    /s/ Tommy M. Parker
       --------------------------------------------------
                   (Authorized Signature)

Name:  Tommy M. Parker, Executive Vice President
       --------------------------------------------------
                   (Name and Title)



                          Master No. MD01694 - Amd. 2
                                       2
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                                  ATTACHMENT "A"

                   FHA TITLE 1 HOME IMPROVEMENT LOAN PROGRAM

                               PROGRAM VARIANCES

Loans may be originated pursuant to the FHA Title 1 Home Improvement Loan Program as described in the Selling Guide, with the following variance(s) ("Title I Loans"):

1.   Title 1 Loans may be secured by manufactured housing, provided that:

     a. such manufactured housing must comply with all requirements of the Selling Guide applicable to manufactured housing, including without limitation the requirements contained in Part V, Section 225 of the Selling Guide, except as follows: single-width manufactured housing units may not be located in a Fannie Mae-approved project;

     b. all such Loans must have been originated pursuant to the "Texas Home Improvement Loan Program;" and

     c.   all such Loans must be sold to Fannie Mae for cash.

2.   The original term of such Loans may be 5, 7, 10, 15 or 20 years.

3.   Pricing Characteristics:

     a) Lender should call Lender's regional Fannie Mae customer account representative to obtain the required net yield for Title I Loans delivered pursuant to this Agreement. The yield will be determined by taking the required net yield associated with the lowest pass-through rate indicated by Fannie Mae for Title I discount/premium pricing on the day the mandatory commitment for the delivery of the Title I Loans is obtained. The purchase price will be calculated using this yield and a prepayment assumption equal to the original term of the Title I Loan. All Title I Loans will have a pass-through rates ranging from
          (i) a minimum rate of 4.00% to (ii) a maximum rate equal to .125% (125 basis points) below the lowest posted pass through rate, and a term of 5, 7, 10, 15 or 20 years.

     b)   Minimum servicing fee for the Title I Loans is .50%.

     c) Maximum interest rate charged by the Lender for the Title I Loans shall not exceed 500 basis points above the Fannie Mae posted yield (for par pricing) for the desired delivery period; or the pass-through rate (for premium discount pricing) at which the Loans will be delivered to Fannie Mae.

4. Lender must enter the following on Form 1068: Special Feature Codes "089" (Rehab. Loan); "001" for all Title I Loans; "235" (manufactured housing Title I Loans) and "211" for dealer and correspondent Title I Loans; and X-Code 104 (Rehab Title I).

5. Notwithstanding anything herein to the contrary, the aggregate unpaid principal balance of all Title 1 Loans secured by manufactured housing which are sold and delivered to Fannie Mae shall not exceed 25.00% of the aggregate unpaid principal amount of all Mortgages sold and delivered to Fannie Mae under this Agreement.


                          Master No. MD01694 - Amd 2
                                FHA Title 1 - 1